Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax





To Whom It May Concern:

We have issued our report dated February 6, 2003, accompanying the financial statements of NMXS.COM, Inc. on Form SB-2 for the years ended December 31, 2002 and 2001. We also conducted a review of the Form 10Q filing for the interim period ended September 30, 2003. We hereby consent to the incorporation by reference of said reports on the Registration Statement of NMXS.COM, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,


/s/ Beckstead and Watts, LLP
----------------------------

February 12, 2004